BYLAWS
                                     ------
                                       OF
                             RALSTON PURINA COMPANY
                             ----------------------

                         (AS AMENDED  NOVEMBER 16, 2000)

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                            ARTICLE I - SHAREHOLDERS
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     SECTION 1. ANNUAL MEETING: The annual meeting of shareholders shall be held
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at  the principal office of the Company, or at such other place either within or without the State of Missouri as the Board of Directors may from time to time determine, at 2:00 P.M. on the third Thursday in January in each year, or such other time as may be determined by the Chairman of the Board, or if said day be a legal holiday then on the next succeeding business day, to elect Directors and transact such other business as may properly come before the meeting.

     SECTION 2. SPECIAL MEETINGS: Special meetings of shareholders may be called
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by  the  Board  of  Directors,  the  Chairman of the Board, the President or the
Secretary; and each such meeting shall be held at such time, and at such place either within or without the State of Missouri, as may be specified in the notice thereof. The business conducted at a special meeting shall be limited to the matter or matters that have been specified in the notice therefor.

     SECTION 3.  NOTICE:      Notice  of  each  annual  or  special  meeting  of
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shareholders,  stating  the time and place thereof and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be served upon or mailed to each shareholder of record entitled to vote at such meeting at least ten days but not more than seventy days prior to the meeting. Such other or additional notice shall be given as may be required by law.

     SECTION 4.  QUORUM:  At  any  meeting  of  shareholders,  the holders  of a
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majority of the outstanding shares entitled to vote thereat and the holders of a majority of the votes of the outstanding shares entitled to vote thereat, and present in person or represented by proxy, shall constitute a quorum for all purposes. The holders of a majority of the outstanding shares present and entitled to vote at any meeting and a majority of the votes of such shares may adjourn the same from time to time to a specified date not more than ninety days after such adjournment, without notice other than announcement at the meeting, and any business may be transacted at such adjourned meeting as originally notified.

     SECTION 5. BUSINESS BROUGHT BEFORE ANNUAL MEETINGS; ADVANCE NOTICE:  At any
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annual  meeting  of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles or these Bylaws, each item of business to be properly brought before an annual meeting must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the persons calling the meeting pursuant to these Bylaws; (ii) be otherwise properly brought before the meeting by or at the direction of the Board; or (iii) be otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty days nor more than one hundred fifty days prior to the annual meeting; provided, however, that in the event less than one hundred thirty days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was made or such public disclosure was made. For purposes of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by a national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended. A shareholder's notice to the Secretary shall set forth as to each matter he or she proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear in the Company's shareholder records, of the shareholder(s) proposing such business, (iii) the class and number of shares of the Company's capital stock which are beneficially owned by the proposing shareholder(s), and (iv) any material interest of the proposing shareholder(s) in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The Chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.

     SECTION 6. ORGANIZATION:  Each meeting of shareholders shall be convened by
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the  President,  Secretary  or  other  officer  or person calling the meeting by notice given in accordance with these Bylaws. The Chief Executive Officer, or any person appointed by the Chief Executive Officer prior to any meeting of shareholders, shall act as Chairman of each meeting of shareholders. In the absence of the Chief Executive Officer, or a person appointed by the Chief Executive Officer to act as Chairman of the meeting, the shareholders present at the meeting shall designate a shareholder present to act as Chairman of the meeting. The Secretary of the Company, or a person designated by the Chairman, shall act as Secretary of each meeting of shareholders. Whenever the Secretary shall act as Chairman of the meeting, or shall be absent, the Chairman of the meeting shall appoint a shareholder present to act as Secretary of the meeting.


                         ARTICLE II - BOARD OF DIRECTORS
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     SECTION 1.  ELECTION; TENURE; QUALLFLCATLONS:  The Board of Directors shall
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consist  of not less than nine nor more than eighteen members, such Directors to be classified in respect of the time for which they shall severally hold office by dividing them into three classes of approximately equal size, each class to be elected for a term of three years; and the number of Directors shall be fixed by a resolution of the Board of Directors adopted from time to time.

     Directors shall be elected at each annual meeting of shareholders, to hold office until the expiration of the term of their respective class, or until their respective successors shall be elected and shall qualify, or until their earlier death, resignation or removal.

     Nominations of persons for election to the Board of Directors of the Company may be made at an annual meeting of shareholders by or at the direction of the Board or any committee thereof designated by the Board, or by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the procedures set forth herein. In order for persons nominated to the Board, other than those persons nominated by or at the direction of the Board, to be qualified to serve on the Board, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received by the Secretary of the Company not less than one hundred twenty days nor more than one hundred fifty days prior to the meeting; provided, however, that in the event less than one hundred thirty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person for the previous five years, (C) the class and number of shares of the Company's capital stock which are beneficially owned by such person, (D) such person's written consent to being named as a nominee and to serving as a Director if elected, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (ii) as to the shareholder(s) making the nomination (A) the name and address, as they appear in the Company's shareholder records, of such shareholder(s) and (b) the class and number of shares of the Company's capital stock which are beneficially owned by such shareholder(s). No person shall be qualified for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 1. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, shall so declare to the meeting, and the defective nomination shall be disregarded. The Chairman of a meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.

     SECTION 2.  POWERS:   The Board of Directors shall have power to manage and
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control  the property and affairs of the Company, and to do all such lawful acts and things which, in their absolute judgment and discretion, they may deem necessary and appropriate for the expedient conduct and furtherance of the Company's business.

     SECTION 3.  CHAIRMAN:   The Directors shall elect one of their number to be
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Chairman of the Board.  The Chairman shall preside at all meetings of the Board, unless absent from such meeting, in which case, if there is a quorum, the Directors present may elect another Director to preside at such meeting.

     SECTION 4.  MEETINGS:   Regular  meetings  of the Board may be held without
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notice  at such time and place either within or without the State of Missouri as shall from time to time be determined by the Chairman of the Board. Special meetings of the Board may be held at any time and place upon the call of the Chairman of the Board, the President, or Secretary of the Company.

     SECTION 5.  QUORUM:   A  majority  of  the  full  Board  of Directors shall
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constitute a quorum at all meetings of the Board, and the act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number of Directors is required by the Articles of Incorporation, the Bylaws or by law. At any meeting of Directors, whether or not a quorum is present, the Directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting.

     SECTION 6.  VACANCIES:       Vacancies  on  the  Board  and  newly  created
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directorships  resulting  from  any  increase  in  the  number  of  Directors to constitute the Board of Directors may be filled by an affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, to serve in office until the class to which the Director has been so elected by the Directors is presented for election by the shareholders of the corporation.

     SECTION 7.  COMPENSATION  OF  DIRECTORS:   The  Board  of Directors may, by
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resolution  passed by a majority of the whole Board, fix the terms and amount of compensation payable to any person for his or her services as Director, if such Director is not otherwise compensated for services rendered as an officer or employee of the Company; provided, however, that any Director may be reimbursed for reasonable and necessary expenses of attending meetings of the Board, or otherwise incurred for any Company purpose; and provided, further, that members of special or standing committees may also be allowed compensation and expenses similarly incurred.

     SECTION 8.  COMMITTEES  OF  THE BOARD OF DIRECTORS:  The Board of Directors
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may,  by  resolution  passed  by a majority of the whole Board, designate two or more Directors to constitute an Executive Committee of the Board which shall have and exercise all of the authority of the Board of Directors in the management of the Company, in the intervals between meetings of the Board of Directors. In addition, the Board may appoint any other committee or committees, with such members, functions, and powers as the Board may designate. The Board shall have the power at any time to fill vacancies in, to change the size or membership of, or to dissolve, any one or more of such committees. Each such committee shall have such name as may be determined by the Board, and shall keep regular minutes of its proceedings and report the same to the Board of Directors for approval as required.


                             ARTICLE  III - OFFICERS
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     SECTION 1.  OFFICERS; ELECTION:  The officers of the Company elected by the
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Board  shall  be a Chairman of the Board, a Chief Executive Officer, a President
and a Secretary, and may be, as the Board may from time to time designate, one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Group Vice Presidents, one or more Vice Presidents, a General Counsel, a Treasurer, and a Controller. The Chairman of the Board or the Chief Executive Officer may, from time to time, appoint one or more officers with such titles and responsibilities as the Chairman or Chief Executive Officer deems appropriate, including, but not limited to, Chief Executive Officers, Presidents, Executive Vice Presidents or Vice Presidents of divisions, business units or functions; and Assistant Secretaries, Assistant
Treasurers  and  Assistant Controllers.   Any two or more offices may be held by
the  same  person  except  the  offices  of Chairman of the Board and Secretary.

     SECTION 2.  TERMS;  COMPENSATION:   All  officers of the Company shall hold
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office at the pleasure of the Board of Directors.  The compensation each officer is to receive from the Company shall be determined in such manner as the Board of Directors shall from time to time prescribe.

     SECTION 3.  POWERS; DUTIES:    Each  officer of the Company shall have such
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powers  and  duties as may be prescribed by resolution of the Board of Directors or  as may be assigned by the Board of Directors or the Chief Executive Officer.

     SECTION 4.  REMOVAL:   Any officer elected by the Board of Directors may be
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removed  by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. The Chairman of the Board may suspend any officer until the Board of Directors shall next convene.


                           ARTICLE IV - CAPITAL STOCK
                           --------------------------

     SECTION 1.  STOCK  CERTIFICATES:   All certificates of stock of the Company
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shall  be  signed  by  the  Chairman  of  the  Board  or the President or a Vice
President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and shall bear the corporate seal of the Company. To the extent permitted by law, the signatures of such officers, and the corporate seal, appearing on certificates of stock, may be facsimile, engraved or printed. In case any such officer who signed or whose facsimile signature appears on any such certificate shall have ceased to be such officer before the certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer had not ceased to be such officer at the date of its issue.

     The Company shall not issue a certificate for a fractional share; however, the Board of Directors may, in lieu of any fractional share, pay cash equal to the value of such fractional share, or issue scrip or other evidence of ownership upon such terms and conditions as it may deem advisable.

     All certificates of stock of each class and series shall be numbered appropriately.

     SECTION 2. RECORD OWNERSHIP:   The corporation shall maintain a record of
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the name and  address of the holder of each certificate, the number of shares represented thereby,  and  the  date  of issue and the number thereof.  The
Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly it will not be bound to recognize any equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.

     SECTION 3. TRANSFERS:  Transfers of stock shall be made on the books of the
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Company  only  by  direction  of  the  person named in the certificate, or by an attorney lawfully constituted in writing, and upon the surrender of the certificate therefor.

     SECTION 4.  TRANSFER AGENTS; REGISTRARS:   The Board of Directors shall, by
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resolution,  from  time to time appoint one or more Transfer Agents, that may be officers or employees of the Company, to make transfers of shares of stock of the Company, and one or more Registrars to register shares of stock issued by or on behalf of the Company. The Board of Directors may adopt such rules as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Company.

     SECTION 5.  LOST CERTIFICATES:   Each person whose certificate of stock has
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been  lost,  stolen  or  destroyed  shall  be  entitled  to  have  a replacement certificate issued in the same name and for the same number of shares as the original certificate, provided that such person has first filed with such officers of the Company, Transfer Agents and Registrars, as the Board of Directors may designate, an affidavit stating that such certificate was lost, stolen or destroyed and a bond of indemnity, each in the form and with such provisions as such officers, Transfer Agents and Registrars may reasonably deem satisfactory.

     SECTION 6. TRANSFER BOOKS; RECORD DATES:  The Board of Directors shall have
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power  to  close  the  stock  transfer books of the Company as permitted by law;
provided, however, that in lieu of closing the said books, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.



                 ARTICLE  V - OFFICES, SEAL, BOOKS, FISCAL YEAR
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     SECTION 1. OFFICES: The principal office of the Company shall be located at
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Checkerboard  Square,  St.  Louis,  Missouri  63164.

     SECTION 2.  SEAL:  The  corporate  seal of the Company shall be a circular
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seal;  the  words  "RALSTON PURINA COMPANY, ST. LOUIS, MO." shall be embossed in the outer margin; a nine-square bordered design, and the symbol "SEAL 1894" shall be embossed in the central circular field; an impression of the same is set forth hereon.

     SECTION 3. PLACE FOR KEEPING BOOKS AND SEAL:  The books of the Company, and
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its  corporate  minutes  and corporate seal, shall be kept in the custody of the
Secretary at the principal office of the Company, or at such other place or places and in the custody of such other person or persons as the Board of Directors may from time to time determine.

     SECTION  4. FISCAL YEAR: The fiscal year of the Company shall commence with
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the  first  day  of  October  in  each  year.